Pricing Supplement, dated January 12, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated January 5, 2007; and Product Prospectus
Supplement dated January 11, 2007)

--------------------------------------------------------------------------------

[RBC LOGO]                                 $5,625,000
                            Reverse Convertible Notes due July 18, 2007
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

--------------------------------------------------------------------------------

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated January 11, 2007 and the prospectus supplement dated January 5, 2007.

General: This pricing supplement relates to three (3) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 January 12, 2007

Issuance Date:                January 18, 2007

Valuation Date:               July 13, 2007

Maturity Date:                July 18, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stocks:             RevCon       Principal     Ticker     Coupon      Barrier     Reference        CUSIP
                              -------      ---------     ------     ------      -------     ---------        -----
                              Offering       Amount                  Rate        Price       Stock
                              --------       ------                  ----        -----       -----
                                No.
                                ---
                                 5         $2,315,000      PTEN      15.5%      $16.29    Patterson-UTI    78008ECX3
                                                                                          Energy, Inc.
                                 6         $1,940,000        LM      11.5%      $82.56    Legg Mason,      78008ECY1
                                                                                          Inc.
                                 7         $1,370,000       BTU      13.5%      $28.00    Peabody          78008ECZ8
                                                                                          Energy
                                                                                          Corporation

Coupon Payment Dates:         April 18, 2007 and July 18, 2007

Term:                         Six (6) months

Initial Reference Stock       The closing price of the Reference Stock on the
Price:                        Pricing Date, which closing price is $23.27 for
                              RevCon No. 5, $103.20 for RevCon No. 6 and $40.00 for RevCon No. 7.

Final Reference Stock         The closing price of the Reference Stock on the
Price:                        Valuation Date

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
 held to maturity):           investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the "Barrier Price", which is 70% of the Initial Reference Stock Price of each of RevCon No. 5 and RevCon No. 7 and 80% of the Initial Reference Stock Price of RevCon No 6.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Reference
                              Stock Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated January 11, 2007 and "Selected Risk Considerations" beginning on page P-5 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note                                 100%                          1.25%                        98.75%
Total                                $5,625,000.00                  $70,312.50                   $5,554,687.50

                         RBC Capital Markets Corporation

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000027/
     o34325e424b3.htm

o    Product Prospectus Supplement dated January 11, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465907000038/
     s11171suppl.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Reference Stock Price (as a percentage of the Initial Reference Stock Price) were any of the hypothetical prices shown in the left column. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Reference Stock Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity

(as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Reference Stock Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Reference Stock Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Reference Stock Prices and are expressed as percentages of the Initial Reference Stock Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Reference Stock Prices.

                                   If the closing market    If the closing market
                                       price of the             price of the
                                     Reference Stock        Reference Stock falls
                                    does not fall below       below the Barrier
                                    the Barrier Price on      Price on any day        Hypothetical
                                     any day during the         during the              Physical       Hypothetical
                                     Monitoring Period:       Monitoring Period:        Delivery       Cash Delivery
       Hypothetical Final                                                               Amount as        Amount as
    Reference Stock Price as           Hypothetical               Hypothetical          Number of      Percentage of
         Percentage of             Payment at Maturity        Payment at Maturity     Shares of the       Initial
    Initial Reference Stock         as Percentage of           as Percentage of         Reference        Reference
            Price                   Principal Amount           Principal Amount           Stock         Stock Price
            -----                   ----------------           ----------------           -----         -----------
            200.00%                       100.00%                  100.00%                n/a               n/a
            175.00%                       100.00%                  100.00%                n/a               n/a
            150.00%                       100.00%                  100.00%                n/a               n/a
            125.00%                       100.00%                  100.00%                n/a               n/a
            100.00%                       100.00%                  100.00%                n/a               n/a
             95.00%                       100.00%              Physical or Cash           10               95.00%
                                                               Delivery Amount
             90.00%                       100.00%              Physical or Cash           10               90.00%
                                                               Delivery Amount
             85.00%                       100.00%              Physical or Cash           10               85.00%
                                                               Delivery Amount
             80.00%                       100.00%              Physical or Cash           10               80.00%
                                                               Delivery Amount
             69.50%                         n/a                Physical or Cash           10               69.50%
                                                               Delivery Amount
             50.00%                         n/a                Physical or Cash           10               50.00%
                                                               Delivery Amount
             25.00%                         n/a                Physical or Cash           10               25.00%
                                                               Delivery Amount
              0.00%                         n/a                Physical or Cash           10                0.00%
                                                               Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated January 11, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated January 11, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated January 11, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated January 11, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 5 (PTEN): 5.32% of each stated interest payment(15.5% in total) will be treated as an interest payment and 10.18% of each stated interest payment (15.5% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 6 (LM): 5.32% of each stated interest payment (11.5% in total) will be treated as an interest payment and 6.18% of each stated interest payment (11.5% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 7 (BTU): 5.32% of each stated interest payment (13.5% in total) will be treated as an interest payment and 8.18% of each stated interest payment (13.5% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007. In addition to the risks described in the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

Each of the Reference Stocks is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the Reference Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each of the issuers of the Reference Stocks is derived from reports filed by these issuers with the SEC and other publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

     o Patterson-UTI Energy, Inc.: The common stock of Patterson-UTI Energy is traded on The NASDAQ Stock Market under the symbol "PTEN". According to its publicly available documents, Patterson-UTI Energy, Inc. is a provider of onshore contract drilling services to major and independent oil and natural gas operators in the United States and Canada. Information filed with the SEC by Patterson-UTI Energy, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-22664.

     o Legg Mason, Inc.: The common stock of Legg Mason, Inc. is traded on the New York Stock Exchange under the symbol "LM". According to its publicly available documents, Legg Mason, Inc. is a global asset management company that provides investment management and related services to institutional and individual clients, company-sponsored mutual funds and other investment vehicles. Information filed with the SEC by Legg Mason, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-08529.

     o Peabody Energy Corporation: The common stock of Peabody Energy Corporation is traded on the New York Stock Exchange under the symbol "BTU". According to its publicly available documents, Peabody Energy Corporation is a private-sector coal company that sells coal to over 350 electricity generating and industrial plants in 15 countries. Information filed with the SEC by Peabody Energy Corporation under the Exchange Act can be located by referencing its SEC file number:
          001-16463.

Historical Information

The graphs beginning on the next page set forth the historical performance of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation. In addition, below the graphs are tables setting forth the high intra-day, low intra-day and period-end closing prices of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation. The information provided in these tables is for the four calendar quarters in each of 2003, 2004, 2005 and 2006, as well as for the period from January 1, 2007 through January 9, 2007.

The market prices of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation on January 9, 2007 were $22.08, $100.23 and $38.00, respectively. We obtained the information regarding the market prices of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation should not be taken as an indication of future performance, and no assurance can be given as to the market prices of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation on the Valuation Date. We cannot give you assurance that the performance of the common stock of Patterson-UTI Energy, Inc., Legg Mason, Inc. and Peabody Energy Corporation will result in any return in addition to your initial investment.

                        Patterson-UTI Energy, Inc. (PTEN)
                                (Jan-97 - Jan-07)
                                 [CHART OMITTED]


                                                                                                    Period-End
                                               High Intra-Day            Low Intra-Day           Closing Price of
Period-Start            Period-End             Pricing of the            Pricing of the           the Underlying
    Date                   Date               Underlying Stock          Underlying Stock              Stock
    ----                   ----               ----------------          ----------------              -----
     1/1/2003              3/31/2003               17.75                    13.55                     16.16
     4/1/2003              6/30/2003               18.49                    15.90                     16.19
     7/1/2003              9/30/2003               16.14                    12.58                     13.54
    10/1/2003             12/31/2003               16.97                    12.84                     16.47

     1/1/2004              3/31/2004               19.20                    15.75                     17.71
     4/1/2004              6/30/2004               19.56                    14.52                     16.71
     7/1/2004              9/30/2004               19.88                    15.69                     19.07
    10/1/2004             12/31/2004               20.45                    17.85                     19.45

     1/1/2005              3/31/2005               26.66                    17.15                     25.02
     4/1/2005              6/30/2005               29.33                    22.38                     27.83
     7/1/2005              9/30/2005               36.79                    27.79                     36.08
    10/1/2005             12/30/2005               36.73                    28.45                     32.95

     1/1/2006              3/31/2006               38.49                    25.61                     31.96
     4/1/2006              6/30/2006               35.65                    25.24                     28.31
     7/1/2006              9/29/2006               29.11                    21.84                     23.76
    10/1/2006             12/29/2006               28.21                    20.81                     23.23

     1/1/2007               1/9/2007               22.90                    21.39                     22.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Legg Mason, Inc. (LM)
                                (Jan-97 - Jan-07)
                                 [CHART OMITTED]



                                                                                                    Period-End
                                               High Intra-Day            Low Intra-Day           Closing Price of
Period-Start            Period-End             Pricing of the            Pricing of the           the Underlying
    Date                   Date               Underlying Stock          Underlying Stock              Stock
    ----                   ----               ----------------          ----------------              -----
     1/1/2003              3/31/2003               35.53                    29.47                    32.49
     4/1/2003              6/30/2003               44.67                    32.47                    43.30
     7/1/2003              9/30/2003               51.47                    43.18                    48.13
    10/1/2003             12/31/2003               56.77                    48.25                    51.45

     1/1/2004              3/31/2004               63.61                    51.77                    61.85
     4/1/2004              6/30/2004               66.40                    55.67                    60.67
     7/1/2004              9/30/2004               60.84                    48.95                    53.27
    10/1/2004             12/31/2004               73.70                    52.48                    73.26

     1/1/2005              3/31/2005               85.07                    68.10                    78.14
     4/1/2005              6/30/2005              108.14                    69.82                   104.11
     7/1/2005              9/30/2005              118.02                    99.70                   109.69
    10/1/2005             12/30/2005              126.74                   100.00                   119.69

     1/1/2006              3/31/2006              140.00                   116.60                   125.33
     4/1/2006              6/30/2006              127.47                    92.07                    99.52
     7/1/2006              9/29/2006              102.73                    81.01                   100.86
    10/1/2006             12/29/2006              105.88                    84.40                    95.05

     1/1/2007               1/9/2007              101.11                    95.63                   100.23



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - Nov-06)
                                 [CHART OMITTED]



                                                                                                    Period-End
                                               High Intra-Day            Low Intra-Day           Closing Price of
Period-Start            Period-End             Pricing of the            Pricing of the           the Underlying
    Date                   Date               Underlying Stock          Underlying Stock              Stock
    ----                   ----               ----------------          ----------------              -----

     1/1/2003              3/31/2003                7.40                     6.13                     6.97
     4/1/2003              6/30/2003                8.78                     6.68                     8.40
     7/1/2003              9/30/2003                8.41                     7.15                     7.84
    10/1/2003             12/31/2003               10.75                     7.84                    10.43

     1/1/2004              3/31/2004               12.65                     9.11                    11.63
     4/1/2004              6/30/2004               14.00                    10.44                    14.00
     7/1/2004              9/30/2004               15.11                    12.69                    14.88
    10/1/2004             12/31/2004               21.70                    13.51                    20.23

     1/1/2005              3/31/2005               25.47                    18.37                    23.18
     4/1/2005              6/30/2005               28.23                    19.68                    26.02
     7/1/2005              9/30/2005               43.03                    26.01                    42.18
    10/1/2005             12/30/2005               43.47                    35.22                    41.21

     1/1/2006              3/31/2006               52.54                    41.24                    50.41
     4/1/2006              6/30/2006               76.29                    46.81                    55.75
     7/1/2006              9/29/2006               59.90                    32.94                    36.78
    10/1/2006             12/29/2006               48.59                    34.05                    40.41

     1/1/2007               1/9/2007               40.12                    36.20                    38.00



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about January 18, 2007, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated January 5, 2007.


Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated January 11, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $5,625,000




                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                   Reverse Convertible Notes due July 18, 2007

          Linked to the Common Stock of a Single Reference Stock Issuer



                                January 12, 2007